                                                                    EXHIBIT 12.1

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                                       THREE MONTHS
                                                          ENDED          YEAR ENDED DECEMBER   JANUARY 10, 1994
                                                        MARCH 31,                31,              (INCEPTION)
                                                   --------------------  --------------------       THROUGH
                                                     1997       1996       1996       1995     DECEMBER 31, 1994
                                                   ---------  ---------  ---------  ---------  -----------------
Historical:
  Income before gain on disposition of property,
   extraordinary item and minority interests.....  $   4,853  $   2,810  $  15,740  $  14,988     $     7,702
  Fixed charges:
    Interest expense.............................      9,452      5,395     24,802     13,322           1,576
    Capitalized interest.........................        231        136        821        113              29
                                                   ---------  ---------  ---------  ---------        --------
      Total fixed charges (A)....................      9,683      5,531     25,623     13,435           1,605
                                                   ---------  ---------  ---------  ---------        --------
  Earnings before fixed charges (1)(B)...........  $  14,305  $   8,205  $  40,542  $  28,310     $     9,278
                                                   ---------  ---------  ---------  ---------        --------
                                                   ---------  ---------  ---------  ---------        --------
Ratio of earnings to fixed charges (B divided by
 A)..............................................    1.5:1.0    1.5:1.0    1.6:1.0    2.1:1.0         5.8:1.0
                                                   ---------  ---------  ---------  ---------        --------
                                                   ---------  ---------  ---------  ---------        --------


AIMCO PREDECESSORS

                                                                                            YEAR ENDED DECEMBER
                                                                           JANUARY 1, 1994          31,
                                                                               THROUGH      --------------------
                                                                            JULY 28, 1994     1993       1992
                                                                           ---------------  ---------  ---------
Historical:
  Income (loss) before extraordinary item and income taxes...............     $  (1,463)    $     627  $      54
  Fixed charges:
    Interest expense.....................................................         4,214         3,510      2,741
    Capitalized interest.................................................             0             0          0
                                                                                -------     ---------  ---------
      Total fixed charges (A)............................................         4,214         3,510      2,741
                                                                                -------     ---------  ---------
  Earnings before fixed charges (1)(B)...................................     $   2,751     $   4,137  $   2,795
                                                                                -------     ---------  ---------
                                                                                -------     ---------  ---------
Ratio of earnings to fixed charges (B divided by A)......................            (2)      1.2:1.0    1.0:1.0
                                                                                -------     ---------  ---------
                                                                                -------     ---------  ---------

------------------------
(1) Earnings before fixed charges excludes capitalized interest.

(2) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.